UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2017

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2017, FactSet Research Systems Inc. (“FactSet” or the “Company”), entered into a Credit Agreement (the “Credit Agreement”) between FactSet, as the borrower, and PNC Bank, National Association., as the administrative agent and lender (the “Lender”). The description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1.

Available Credit Facility

The Credit Agreement provides for a $575,000,000 revolving credit facility (the “Revolving Credit Facility”). FactSet may request borrowings under the Revolving Credit Facility until its maturity date of March 17, 2020. The Credit Agreement also allows FactSet, subject to certain requirements, to arrange for additional borrowings with the Lender for an aggregate amount of up to $225,000,000, provided that any such request for additional borrowings must be in a minimum amount of $25,000,000. At FactSet’s option, a borrowing may be in the form of a base rate loan or a LIBOR rate loan.

Borrowing

On March 17, 2017, FactSet borrowed $575,000,000 in the form of a LIBOR rate loan (the “Loan”) under the Revolving Credit Facility. The proceeds of the Loan made under the Credit Agreement may be used for permitted acquisitions and general corporate purposes. The Loan matures on March 17, 2020. There are no prepayment penalties in the event that the Company elects to prepay the Loan prior to its scheduled maturity date. The principal balance is payable in full on the maturity date.

Interest and Fees

Borrowings under the Loan bear interest on the outstanding principal amount at a rate equal to the daily LIBOR rate plus 1.00%. Interest on the Loan is payable quarterly in arrears and on the maturity date.

FactSet is required to pay to the Lender a commitment fee based on the daily amount by which the unused Revolving Credit Facility exceeds the borrowed amount. No commitment fee was owed by FactSet since it borrowed the full amount of the Revolving Credit Facility on March 17, 2017.

Debt issuance costs incurred by FactSet, such as legal costs to review the Credit Agreement, administrative agent fees and upfront Lender fees, were approximately $0.4 million. FactSet capitalized these debt issuance costs as an asset and will subsequently amortize the deferred debt issuance costs ratably over the term of the Credit Arrangement.

Loan Covenants

The Credit Agreement contains covenants restricting certain FactSet activities, which are usual and customary for this type of loan. These covenants restrict FactSet’s ability to:

●	create, incur, assume, or suffer to exist any lien upon any property, assets or revenues, whether now owned or subsequently acquired, other than permitted liens;

●	make non-short-term investments;

●	create, incur, assume or allow to exist any indebtedness, other than permitted indebtedness;

●	make fundamental changes to the assets of the business;

●	make any disposition or enter into any agreement to make any disposition of assets, other than in the ordinary course of business and permitted dispositions;

●	declare or make, directly or indirectly, any restricted payment, except as permitted under the Credit Agreement;

●	change the nature of its business;

●	enter into any transaction of any kind with any affiliate other than on an arm’s length basis; and

●	use loan proceeds to purchase or carry margin stock.

In addition, the Credit Agreement requires that FactSet must maintain a consolidated leverage ratio, as measured by total funded debt/EBITDA, below a specified level as of the end of each fiscal quarter.

Events of Default

Events of default under the Credit Agreement include non-payment, breach of covenants, material misrepresentations, cross-default events, insolvency, inability to pay debts, judgments in excess of the threshold amount, an ERISA event, invalidity of loan documents, and change of control.

Retirement of Debt

In conjunction with FactSet’s entrance into the Credit Agreement on March 17, 2017, FactSet retired its outstanding debt under an amended credit agreement between FactSet, as the borrower, and Bank of America, N.A., as the lender. The total principal amount of the loan outstanding at the time of retirement was $365.0 million. The maturity date on the outstanding loan was September 21, 2018 and there were no prepayment penalties.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 20, 2017, FactSet issued a press release announcing that it had acquired BI-SAM Technologies (the “Acquisition”). Under the terms of the Securities Purchase Agreement by and among FactSet, BI-SAM Technologies (“BI-SAM”), the holder of shares of BI-SAM Technologies, and Shareholder Representative Services LLC, dated as of March 17, 2017 (the “Purchase Agreement”), FactSet will pay a purchase price of $205.2 million in cash, subject to certain adjustments set forth in the Purchase Agreement, including, among others, a customary working capital adjustment.

The Purchase Agreement contains customary representations and warranties of the parties. The parties have agreed to indemnify each other for breaches of representations, warranties and covenants.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Acquisition. It is not intended to provide any factual information about FactSet, BI-SAM or their respective subsidiaries or affiliates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of FactSet, BI-SAM or any of their respective subsidiaries or affiliates.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Company will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b)	Pro forma financial information.

The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Company will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(d)	Exhibits.

Exhibit No.	Description

2.1

Securities Purchase Agreement by and among FactSet Research Systems Inc., BI-SAM Technologies, the holder of shares of BI-SAM Technologies, and Shareholder Representative Services LLC, dated as of March 17, 2017

10.1	Credit Agreement, dated as of March 17, 2017, between FactSet Research Systems Inc. and PNC Bank, National Association

99.1	Press Release, dated March 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: March 20, 2017	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer

(Principal Financial Officer)

Exhibit No.	Description

2.1

Securities Purchase Agreement by and among FactSet Research Systems Inc., BI-SAM Technologies, the holder of shares of BI-SAM Technologies, and Shareholder Representative Services LLC, dated as of March 17, 2017

10.1	Credit Agreement, dated as of March 17, 2017, between FactSet Research Systems Inc. and PNC Bank, National Association

99.1	Press Release, dated March 20, 2017